UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Mr. John De Meritt is retiring as Chief Executive Officer of Francesca’s Holdings Corporation (the “Company”) and as a member of the Board of Directors of the Company, effective as of December 31, 2012. In connection with Mr. De Meritt’s retirement, the Company and Mr. De Meritt entered into a letter agreement (the “Agreement”), dated December 14, 2012. Pursuant to the Agreement, effective as of the date of the Agreement, Mr. De Meritt, subject to certain limited exceptions, has agreed not to sell or otherwise dispose of his shares of Company common stock until December 31, 2013. Further, pursuant to the Agreement, the period during which Mr. De Meritt may exercise his stock options that are vested and outstanding as of December 31, 2012 has been extended from March 31, 2013 to December 31, 2013. Mr. De Meritt will not be entitled to any severance benefits or acceleration of his outstanding equity awards in connection with his retirement.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the complete copy of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 8.01. Other Events.

The information set forth under Item 5.02 above is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

10.1	Letter Agreement, dated December 14, 2012, between the Company and John De Meritt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: December 17, 2012	By:	/s/ Kal Malik
Kal Malik
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated December 14, 2012, between the Company and John De Meritt.